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EXHIBIT (e)(1)

                         FORM OF DISTRIBUTION AGREEMENT

     AGREEMENT made as of August 1, 2005, between American Performance Funds (the "Trust"), having an office at 3435 Stelzer Road, Columbus, Ohio 43219, and BISYS Fund Services Limited Partnership ("Distributor"), having an office at 100 Summer Street, Boston, Massachusetts 02110.

     WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, it is intended that Distributor act as the distributor of the shares of beneficial interest ("Shares") of each series of the Trust, as listed on Schedule A, and such series as are hereafter created (all of the foregoing series individually referred to herein as a "Fund" and collectively as the "Funds");

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

SERVICES AS DISTRIBUTOR.

     Distributor will act as agent of the Trust on behalf of each Fund for the distribution of the Shares covered by the registration statement of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act") and the 1940 Act. As used in this Agreement, the term "registration statement" shall mean the registration statement of the Trust and any amendments thereto, then in effect, including Parts A (the Prospectus), B (the Statement of Additional Information) and C of each registration statement, as filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "Prospectus" shall mean the then-current form of Prospectus and Statement of Additional Information used by the Funds, in accordance with the rules of the Commission, for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statements, together with any amendments and supplements thereto.

     Consistent with the understanding between the Funds and the Distributor, Distributor may solicit orders for the sale of the Shares and may undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of many other investment companies or series, including investment companies having investment objectives similar to those of the Trust. The Trust further understands that shareholders and potential shareholders in the Trust may invest in shares of such other investment companies. The Trust agrees that Distributor's duties to other investment companies shall not be deemed in conflict with its duties to the Trust under this Section 1.2.



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     Consistent with the understanding between the Funds and the Distributor, and subject to the last sentence of this Section 1.3, Distributor may engage in such activities as it deems appropriate in connection with the promotion and sale of the Shares, which may include advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of Prospectuses to prospective shareholders other than current shareholders, and the printing and mailing of sales literature. Distributor may enter into dealer agreements and other selling agreements with broker-dealers and other intermediaries; provided, however, that Distributor shall have no obligation to make any payments to any third parties, whether as finder's fees, compensation or otherwise, unless such payment is a front-end sales load as referenced in Section 3.1 of this Agreement or (i) Distributor has received a corresponding payment or will be reimbursed from the applicable Fund's Distribution Plan (as defined in Section 2 of this Agreement), the Fund's investment adviser (the "Adviser") or from another source as may be permitted by applicable law, and (ii) such corresponding payment has been approved by the Trust's Board of Trustees.

     In its capacity as distributor of the Shares, all activities of the Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all applicable rules and regulations promulgated by the Commission thereunder, and all applicable rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

     Whenever in their judgment such action is warranted by unusual market, economic or political conditions or by abnormal circumstances of any kind, the Trust's officers may upon reasonable notice instruct the Distributor to decline to accept any orders for or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

     The Trust agrees to inform the Distributor from time to time of the states in which the Fund or its administrator has registered or otherwise qualified shares for sale, and the Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the administrator for the Funds may designate.

     The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such supplemental information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such supplemental information will fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as the Distributor may reasonably request.



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     The Trust represents and warrants to Distributor that all registration statements, and each Prospectus, filed by the Trust with the Commission under the Securities Act and the 1940 Act shall be prepared in conformity with requirements of said Acts and rules and regulations of the Commission thereunder. The registration statement and Prospectus shall contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of the Commission thereunder, and all statements of fact contained in any such registration statement and Prospectus are true and correct in all material respects. Furthermore, neither any registration statement nor any Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The foregoing representations and warranties shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, applicable to all Shares distributed hereunder. The Distributor may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of its counsel, be necessary to prevent such documents from being false and misleading. If the Trust shall not file with the Commission any amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written and reasonable request from Distributor to do so, Distributor may, at its option, terminate this Agreement. In such case, the Distributor will be held harmless from, and indemnified by Trust for, any liability or loss resulting from the failure to implement such amendment. The Trust shall not file any amendment to any registration statement or supplement to any Prospectus without giving Distributor reasonable notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

     The Trust authorizes the Distributor and dealers to use any Prospectus in the form furnished by the Trust from time to time in connection with the sale of the Shares.

     The Distributor may utilize agents in its performance of its services and, with prior notice to the Trust, appoint in writing other parties qualified to perform specific administration services reasonably acceptable to the Trust (individually, a "Sub-Agent") to carry out some or all of its responsibilities under this Agreement; provided, however, that a Sub-Agent shall be the agent of the Distributor and not the agent of the Trust, and that the Distributor shall be fully responsible for the acts of such Sub-Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of a Sub-Agent.

     The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties, from reckless disregard by the Distributor of its obligations and duties under this Agreement, or from the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder. The Trust agrees to indemnify, defend and hold harmless the



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Distributor, its officers, partners, employees, and any person who controls the
Distributor within the meaning of Section 15 of the Securities Act (collectively, "Distributor Indemnitees"), from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) (collectively, "Claims") which the Distributor Indemnitees may incur under the Securities Act or under common law or otherwise (a) as the result of the Distributor acting as distributor of the Funds and entering into selling agreements, participation agreements, shareholder servicing agreements or similar agreements with financial intermediaries on behalf of the Trust, unless as a result of the willful misfeasance, bad faith or negligence of the Distributor or the Distributor's reckless disregard of its obligations and duties under this Agreement; (b) arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any Prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any Prospectus or necessary to make the statements therein not misleading, or (iii) any untrue statement, or alleged untrue statement, of a material fact in any Trust-related advertisement or sales literature, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading, in either case notwithstanding the exercise of reasonable care in the preparation or review thereof by the Distributor; or (c) arising out of or based upon the electronic processing of orders over the internet at the Trust's request; provided, however, that the Trust's agreement to indemnify the Distributor Indemnitees pursuant to this Section 1.11 shall not be construed to cover any Claims (A) pursuant to subsection (b) above to the extent such untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Trust by the Distributor for use in the registration statement or in corresponding statements made in the Prospectus, advertisement or sales literature; (B) pursuant to subsections (b) or (c) above, arising out of or based upon the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its duties or the Distributor's reckless disregard of its obligations and duties under this Agreement; or (C) arising out of or based upon the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder.

     In the event of a Claim for which the Distributor Indemnitees may be entitled to indemnification hereunder, the Distributor shall provide the Trust with written notice of the Claim, identifying the persons against whom such Claim is brought, promptly following receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. The Trust will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Trust's part, the Distributor shall have the right to participate in the defense. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing so approved by the Distributor, the Distributor Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Trust does not elect to assume the defense of any such suit or in case the Distributor reasonably



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withholds approval of counsel chosen by the Trust, the Trust will reimburse the
Distributor Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Section 1.11. The Trust's indemnification agreement contained in this Section 1.11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor Indemnitees, and shall survive the delivery of any Shares.

     The Distributor agrees to indemnify, defend and hold harmless the Trust, its officers, Trustees, employees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act (collectively, Trust Indemnitees), from and against any and all Claims which the Trust Indemnitees may incur under the Securities Act or under common law or otherwise, arising out of or based upon (a) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, Prospectus, or Trust-related advertisement or sales literature, or upon any omission, or alleged omission, to state a material fact in such materials that would be necessary to make the information therein not misleading, which untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Trust by the Distributor for use in the registration statement or in corresponding statements made in the Prospectus, or advertisement or sales literature; (b) the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its duties, or the Distributor's reckless disregard of its obligations and duties under this Agreement, or (c) the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder (other than in respect of Trust-related advertisements or sales literature that fails to comply with applicable laws notwithstanding the exercise of reasonable care in the preparation and review thereof by the Distributor).

     In the event of a Claim for which the Trust Indemnitees may be entitled to indemnification hereunder, the Trust shall provide the Distributor with written notice of the Claim, identifying the persons against whom such Claim is brought, promptly following receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. The Distributor will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Distributor's part, the Trust shall have the right to participate in the defense. In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing so approved by the Trust, the Trust Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Distributor does not elect to assume the defense of any such suit or in case the Trust reasonably withholds approval of counsel chosen by the Distributor, the Distributor will reimburse the Trust Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this
Section 1.12. The Distributor's indemnification agreement contained in this
Section 1.12 shall remain operative and in full force and effect regardless of any investigation



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made by or on behalf of the Trust Indemnitees, and shall survive the delivery of any Shares.

     No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current Prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that: (a) the Distributor will not be obligated to cease offering shares until it has received from the Trust written notice of such events, and (b) nothing contained in this Section 1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Trust's Prospectus, Agreement and Declaration of Trust, or Bylaws.

     The Trust agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

          of any request by the Commission for amendments to the registration statement or Prospectus then in effect or for additional information;

          in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or Prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose; and

          of the happening of any event that makes untrue any statement of a material fact made in the registration statement or Prospectus then in effect or which requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading.

     For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission unless they would reasonably be expected to have a material negative impact upon the offering of Shares.

FEES.

     2.1 Attached as Schedule B to this Agreement are all plans of distribution under Rule 12b-1 under the 1940 Act approved by the Funds and in effect (collectively, the "Distribution Plan"). The Funds will deliver to Distributor promptly after any changes thereto updated copies of the Distribution Plan. For its services under this Agreement, the Distributor shall be compensated as set forth on Schedules C and D to this Agreement. If the Funds have a Distribution Plan that permits and authorizes them to compensate the Distributor and required board approvals have been given, then the Funds shall be responsible for all such compensation or such portions of it as have been permitted and authorized under the Distribution Plan. If the Funds are not permitted and



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authorized to compensate the Distributor for fees and expenses in full in accordance with Schedules C and D, then the Adviser shall agree with the Distributor in a separate instrument that the Adviser shall compensate the Distributor in accordance with Schedules C and D to the extent that the Funds are not so permitted or authorized. The fees set forth on Schedules C and D are subject to change by Distributor upon 30 days advance notice.

     2.2 If: (i) the Distributor properly receives fees from the Funds under the Distribution Plan, other than for services rendered or expenses incurred, that the Distributor is not obligated to pay to third party broker-dealers, plan administrators or others ("Retained Fees"), and (ii) the Funds have authority under the Distribution Plan to pay for some or all of the Distributor's services under this Agreement ("Permitted Services"), then all of the Retained Fees will either be (a) returned to the funds and/or (b) credited against the compensation payable or reimbursement made by the Funds to the Distributor for Permitted Services.

SALE AND PAYMENT.

     Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution Plan referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (and in the case of Shares that are sold with a front-end sales load, "Front-end Load Shares", or Shares that are sold subject to a contingent deferred sales load, "CDSL Shares"). Funds that issue Front-End Load Shares shall hereinafter be referred to collectively as "Front-End Load Funds." Funds that issue CDSL Shares shall hereinafter be referred to collectively as "CDSL Funds." Front-end Load Funds and CDSL Funds may individually or collectively be referred as "Load Funds." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

     The Distributor shall have the right to offer Load Shares at their net asset value, if permitted by the Prospectus, and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. The Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in
Section 4 below.

     Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in New York cleared funds equal to the applicable net asset value of such Shares. The Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers.

     With respect to CDSL Funds, the following provisions shall be applicable:



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          The Distributor shall be entitled to receive all contingent deferred sales load charges, 12b-1 payments and all distribution and service fees set forth in the Distribution Plan adopted by a CDSL Fund with respect to CDSL Shares (collectively, the "CDSL Payments") with respect to CDSL Shares. The Distributor may assign or sell to a third party (a "CDSL Financing Entity") all or a part of the CDSL Payments on CDSL Shares that the Distributor is entitled to receive under this Agreement. The Distributor's right to the CDSL Payments on such CDSL Shares, if assigned or sold to a CDSL Financing Entity, shall continue after termination of this Agreement.

          The Distributor may assign or sell to a CDSL Financing Entity all or part of the CDSL Payments the Distributor is entitled to receive. The Distributor's right to payment of CDSL Payments, if assigned or sold to a CDSL Financing Entity, shall continue after termination of this Agreement. Otherwise, (unless the Distributor is legally entitled to receive such fees as the financing entity) the right to receive all CDSL Payments in respect of periods subsequent to the termination of this Agreement shall terminate upon termination of this Agreement. In the event Distributor assigns or sells all or a part of the CDSL Payments to a CDSL Financing Entity and this Agreement is subsequently terminated, Distributor shall have no obligation to assist the CDSL Financing Entity in connection with such CDSL Financing Entity's right to receive such CDSL Payments subsequent to such termination.

          The Distributor shall not be required to offer or sell CDSL Shares of a CDSL Fund unless and until it has received a binding commitment from a CDSL Financing Entity (a "Commitment") satisfactory to the Distributor which Commitment shall cover all expenses and fees related to the offer and sale of such CDSL Shares including, but not limited to, dealer reallowances, financing commitment fees, and legal fees. If at any time during the term of this Agreement the then-current CDSL financing is terminated through no fault of the Distributor, the Distributor shall have the right to immediately cease offering or selling CDSL Shares until substitute financing becomes effective.

     (d) The Distributor and the Trust hereby agree that the terms and conditions set forth herein regarding the offer and sale of CDSL Shares may be amended upon approval of both parties in order to comply with the terms and conditions of any agreement with a CDSL Financing Entity to finance the costs for the offer and sale of CDSL Shares so long as such terms and conditions are in compliance with the Distribution Plan.



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PUBLIC OFFERING PRICE.

     The public offering price of a Load Share shall be the net asset value of such Load Share next determined, plus any applicable sales charge, all as set forth in the current Prospectus of the Load Fund. The net asset value of Load Shares shall be determined in accordance with the then-current Prospectus of the Load Fund.

ISSUANCE OF SHARES.

     The Trust reserves the right to issue, transfer or sell Load Shares at net asset values (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current Prospectus of the Load Fund; and (e) otherwise in accordance with any then-current Prospectus of the Load Fund.

TERM, DURATION AND TERMINATION.

     This Agreement shall become effective with respect to each Fund as of the date first written above (the "Effective Date") (or, if a particular Fund is not in existence on such date, on the earlier of the date an amendment to Schedule A to this Agreement relating to that Fund is executed or the Distributor begins providing services under this Agreement with respect to such Fund) and, unless sooner terminated as provided herein, shall continue through June 30, 2006. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty with sixty days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as ascribed to such terms in the 1940 Act.)

PRIVACY.

     Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, the Trust to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use any



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nonpublic personal financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 13, 14 or 15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Funds. The Trust represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Distributor with a copy of that statement annually.

ANTI-MONEY LAUNDERING COMPLIANCE.

     Each of Distributor and the Trust acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Trust's Shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

     The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any dealer that is authorized to effect transactions in Shares of the Trust.

     Each of Distributor and the Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Distributor undertakes that it will grant to the Trust, the Trust's anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Distributor's AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust's compliance officer shall have no access to any of Distributor's AML Operations, books or records pertaining to other clients of Distributor.

NOTICES.

     Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Trust, to it at BOk Investment Advisers, Inc., Bank of Oklahoma Tower, Tulsa, Oklahoma 74103, Attn: Doug Scott; and if to Distributor, to it at 100 Summer Street,



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Boston, Massachusetts 02110, Attn: Broker Dealer Chief Compliance Officer, with a copy to BISYS Distribution Services, 3435 Stelzer Road, Columbus, Ohio 43219, attn: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

10.  Confidentiality.

     During the term of this Agreement, the Distributor and the Trust may have access to confidential information relating to such matters as either party's business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, "Confidential Information" means information belonging to the Distributor or the Trust which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known without breach of this Agreement, (ii) the information is disclosed to the other party by a third party not under an obligation confidentiality to the party whose Confidential Information is at issue of which the party receiving the information should reasonably be aware, or (iii) the information is independently developed by a party without reference to the other's Confidential Information. Each party will protect the other's Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party's Confidential Information other than in connection with its duties and obligations hereunder. Notwithstanding the foregoing, a party may disclose the other's Confidential Information if (i) required by law, regulation or legal process or if requested by any Agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; or (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicably and cooperate with the other party (at such other party's expense) in any efforts to prevent such disclosure. The obligations of confidentiality set forth in this Section 10 shall survive the termination of this Agreement for an indefinite period with respect to customer lists and personal non-public information regarding the Trust's customers, and for a period of three (3) years after termination with respect to all other Confidential Information.

11   GOVERNING LAW

     This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act.

12.  Prior Agreements

     This Agreement constitutes the complete agreement of the parties as to the subject matter covered by this Agreement, and supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered by this Agreement.

13.  Amendments

     No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto.

14.  Matters Relating to the Trust as a Massachusetts Business Trust

     It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the trust property of the Trust as provided in the Trust's Declaration of Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

                                        AMERICAN PERFORMANCE FUNDS


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BISYS FUND SERVICES LIMITED PARTNERSHIP

                                        By: BISYS Fund Services, Inc.
                                            its General Partner


                                        By:
                                            ------------------------------------
                                        Name: Fred Naddaff
                                        Title: President

                                        Acknowledged as to payment and
                                        reimbursement obligations set forth in
                                        Section 2:


                                        BOK INVESTMENT ADVISERS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE A

                                      FUNDS

Short-Term Income Fund
Intermediate Bond Fund
Bond Fund
Intermediate Tax-Free Bond Fund
Balanced Fund
U.S. Tax-Efficient Large Cap Equity
U.S. Tax-Efficient Mid Cap Equity
U.S. Tax-Efficient Small Cap Equity
U.S. Large Cap Equity Fund
U.S. Mid Cap Equity Fund
U.S. Small Cap Equity Fund
U.S. Treasury Fund
Cash Management Fund
Institutional Cash Management Fund
Institutional U.S. Treasury Fund
Institutional Tax-Exempt Money Market Fund

                                        AMERICAN PERFORMANCE FUNDS


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BISYS FUND SERVICES LIMITED PARTNERSHIP

                                        By: BISYS Fund Services, Inc.
                                            its General Partner


                                        By:
                                            ------------------------------------
                                        Name: Fred Naddaff
                                        Title: President

                                   SCHEDULE B

                                DISTRIBUTION PLAN

                              AMENDED AND RESTATED
                    DISTRIBUTION ND SHAREHOLDER SERVICES PLAN

                                 October 1, 1993

     This Plan (the "Plan") constitutes the DISTRIBUTION AN SHAREHOLDER SERVICES PLAN of American Performance Funds, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). The Plan relates to the units of beneficial interest ("Shares") of the Trust's investment portfolios identified on Schedule A hereto, as such may be amended from time to time (individually, a "Fund").

     WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and Shareholder servicing needs of its future investors; and

     WHEREAS, the Board of Trustees, mindful of the requirements imposed by Rule 12b-1 under the 1940 Act, has determined to effect the Plan for the provision of distribution assistance with respect to the Shares of each Fund and for the provision of Shareholder services with respect to the holders of Shares of each Fund;

     NOW, THEREFORE, the Trust and BISYS Fund Services Limited Partnership (the "Distributor") hereby agree as follows:

     Section 1. Each Fund shall pay the Distributor a distribution fee equal to the lesser of (i) the fee at the applicable annual rate set forth on Schedule A hereto or (ii) such fee as may from time to time be agreed upon in writing by the Trust and the Distributor (the "Distribution Fee"). The Distributor may apply the Distribution Fee toward the following: (i) compensation for its services in connection with distribution assistance with respect to a Fund's Shares or for its services in connection with the rendering of Shareholder services to the holders of a Fund's Shares: (ii) payments to financial institutions and intermediaries (such as insurance companies and investment counselors but not including banks and savings and loan associations), broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with distribution assistance or Shareholder services with respect to a Fund's Shares; or (iii) payments to banks and savings and loan associations, other financial institutions and intermediaries, broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with the provision of Shareholder services to the holders of a Fund's Shares.

     Section 2. The Distribution Fee shall be accrued daily and payable monthly, and shall be paid by each Fund to the Distributor irrespective of whether such fee exceeds the amounts paid (or payable) by the Distributor pursuant to section 1.

     Section 3. The Plan shall not take effect with respect to a Fund until it has been approved by a vote of at least a majority of the outstanding voting securities of that Fund.

     Section 4. The Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act or the rules and regulations thereunder) of both (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on the Plan or such agreement.

     Section 5. The Plan shall continue in effect with respect to a Fund for a period of more than one year after it takes affect, provided such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Section 4.

     Section 6. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to the Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 7. The Plan may be terminated with respect to a Fund at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of that Fund.

     Section 8. All agreements with any person relating to the implementation of the Plan shall be in writing, and any agreement related to the Plan shall provide:

     A. That such agreement may be terminated with respect to a Fund at any time, without payment of any penalty, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of that Fund, on not more than 60 days' written, notice; and

     B. That such agreement shall terminate automatically in the event of its assignment.

     Section 9. The Plan may not be amended to increase materially the amount of the Distribution Fee with respect to a Fund without approval in the manner provided in Sections 3 and 4 hereof and all material amendments to the Plan with respect to a Fund shall be approved in the manner provided for approval of the Plan in Section 4.

     Section 10. As used herein, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it and (b) the terms "assignment," interested person," and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     Section 11. The names "American Performance Funds" and "Trustees of American Performance Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated October 1, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "American Performance Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

                                        AMERICAN PERFORMANCE FUNDS


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date: October 1, 1993


                                        THE WINSBURY COMPANY LIMITED PARTNERSHIP

                                        By: The Winsbury Corporation, General
                                            Partner


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date: October 1, 1993

                                   Schedule A
                           to the Amended and Restated
                   Distribution and Shareholder Services Plan
                   between the American Performance Funds and
                     BISYS Fund Services Limited Partnership
              (formerly, The Winsbury Company Limited Partnership)
                              Dated October 1, 1993

Name of Fund                      Compensation*
------------                      -------------
American Performance Cash         Annual rate of twenty-five one-hundredths of
Management Fund                   one percent (.25%) of American Performance
                                  Cash Management Fund's average daily net
                                  assets.

American Performance U.S.         Annual rate of twenty-five one-hundredths
Treasury                          Fund of one percent (.25%) of American
                                  Performance U.S. Treasury Fund's average
                                  daily net assets.

American Performance              Annual rate of twenty-five one-hundredths of
Bond Fund                         one percent (.25%) of American Performance
                                  Bond Fund's average daily net assets.

American Performance              Annual rate of twenty-five one-hundredths of
Intermediate Bond Fund            one percent (.25%) of American Performance
                                  Intermediate Bond Fund's average daily net
                                  assets.

American Performance              Annual rate of twenty-five one-hundredths of
Intermediate Tax-Free Bond Fund   one percent (.25%) of American Performance
                                  Intermediate Tax-Free Bond Fund's average
                                  daily net assets.

American Performance              Annual rate of twenty-five one-hundredths of
U.S. Tax-Efficient Large Cap      one percent (.25%) of American Performance
Equity Fund                       U.S. Tax-Efficient Large Cap Equity Fund's
                                  average daily net assets.

American Performance              Annual rate of twenty-five one-hundredths of
Short-Term Income Fund            one percent (.25%) of American Performance
                                  Short-Term Income Fund's average daily net
                                  assets.

Name of Fund                      Compensation*
------------                      -------------
American Performance              Annual rate of twenty-five one-hundredths of
Balanced Fund                     one percent (.25%) of American Performance
                                  Balanced Fund's average daily net assets.

American Performance              Annual rate of twenty-five one-hundredths of
Growth Equity Fund                one percent (.25%) of American Performance
                                  Growth Equity Fund's average daily net
                                  assets.

American Performance              Annual rate of twenty-five one-hundredths of
U.S. Tax-Efficient Small Cap      one percent (.25%) of American Performance
Equity Fund                       U.S. Tax-Efficient Small Cap Equity Fund's
                                  average daily net assets.

American Performance              Annual rate of twenty-five one-hundredths of
U.S. Tax-Efficient Mid            one percent (.25%) of American Performance
Cap Equity Fund                   U.S. Tax-Efficient Mid Cap Equity Fund's
                                  average daily net assets.

American Performance              Annual rate of twenty-five one-hundredths of
U.S. Large Cap Equity             one percent (.25%) of American Performance
Fund                              U.S. Large Cap Equity Fund's average daily
                                  net assets.

American Performance              Annual rate of twenty-five one-hundredths of
U.S. Mid Cap Equity Fund          one percent (.25%) of American Performance
                                  U.S. Mid Cap Equity Fund's average daily net
                                  assets.

American Performance              Annual rate of twenty-five one-hundredths of
U.S. Small Cap Equity Fund        one percent (.25%) of American Performance
                                  U.S. Small Cap Equity Fund's average daily
                                  net assets.

                                        AMERICAN PERFORMANCE FUNDS


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date: October 27, 2005


                                        BISYS FUND SERVICES LIMITED PARTNERSHIP

                                        By: BISYS Fund Services, Inc.,
                                            General Partner


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date: October 27, 2005

----------
*    All fees are computed daily and paid monthly.

                                   Schedule A
                           to the Amended and Restated
                   Distribution and Shareholder Services Plan
                   between the American Performance Funds and
                     BISYS Fund Services Limited Partnership
              (formerly, The Winsbury Company Limited Partnership)
                             Dated October 27, 2005

Name of Fund                          Compensation*
------------                          -------------
American Performance Cash             Annual rate of twenty-five one-hundredths
Management Fund - All                 of one percent Shares (.25%) of American
                                      Performance Cash Management Fund's average
                                      daily net assets.

American Performance U.S. Treasury    Annual rate of twenty-five one-hundredths
Fund - All Shares                     of one percent (.25%) of American
                                      Performance U.S. Treasury Fund's average
                                      daily net assets.

American Performance Bond Fund -      Annual rate of twenty-five one-hundredths
Class A Shares                        of one percent (.25%) of Class A Shares of
                                      American Performance Bond Fund's average
                                      daily net assets.

American Performance Intermediate     Annual rate of twenty-five one-hundredths
Bond Fund - Class A Shares            of one percent (.25%) of Class A Shares of
                                      American Performance Intermediate Bond
                                      Fund's average daily net assets.

American Performance Intermediate     Annual rate of twenty-five one-hundredths
Tax-Free Bond Fund - Class A Shares   of one percent (.25%) of Class A Shares of
                                      American Performance Intermediate Tax-Free
                                      Bond Fund's average daily net assets.

American Performance U.S. Tax-        Annual rate of twenty-five one-hundredths
Efficient Large Cap Equity Fund -     of one percent (.25%) of Class A Shares of
Class A Shares                        American Performance U.S. Tax-Efficient
                                      Large Cap Equity Fund's average daily net
                                      assets.

American Performance Short-Term       Annual rate of twenty-five one-hundredths
Income Fund - Class A Shares          of one percent (.25%) of Class A Shares of
                                      American Performance Short-Term Income
                                      Fund's average daily net assets.

Name of Fund                          Compensation*
------------                          -------------
American Performance Balanced         Annual rate of twenty-five one-hundredths
Fund - Class A Shares                 of one percent (.25%) of Class A Shares of
                                      American Performance Balanced Fund's
                                      average daily net assets.

American Performance Growth           Annual rate of twenty-five one-hundredths
Equity Fund - Class A Shares          of one percent (.25%) of Class A Shares of
                                      American Performance Growth Equity Fund's
                                      average daily net assets.

American Performance U.S. Tax-        Annual rate of twenty-five one-hundredths
Efficient Small Cap Equity Fund -     of one percent (.25%) of Class A Shares of
Class A Shares                        American Performance U.S. Tax-Efficient
                                      Small Cap Equity Fund's average daily net
                                      assets.

American Performance U.S. Tax-        Annual rate of twenty-five one-hundredths
Efficient Mid Cap Equity Fund -       of one percent (.25%) of Class A Shares of
Class A Shares                        American Performance U.S. Tax-Efficient
                                      Mid Cap Equity Fund's average daily net
                                      assets.

American Performance U.S. Large       Annual rate of twenty-five one-hundredths
Cap Equity Fund - Class A Shares      of one percent (.25%) of Class A Shares of
                                      American Performance U.S. Large Cap Equity
                                      Fund's average daily net assets.

American Performance U.S. Mid Cap     Annual rate of twenty-five one-hundredths
Equity Fund - Class A Shares          of one percent (.25%) of Class A Shares of
                                      American Performance U.S. Mid Cap Equity
                                      Fund's average daily net assets.

American Performance U.S. Small Cap   Annual rate of twenty-five one-hundredths
Equity Fund - Class A Shares          of one percent (.25%) of Class A Shares of
                                      American Performance U.S. Small Cap Equity
                                      Fund's average daily net assets.

                                        AMERICAN PERFORMANCE FUNDS


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date: October 27, 2005


                                        BISYS FUND SERVICES LIMITED PARTNERSHIP

                                        By: BISYS Fund Services, Inc.,
                                            General Partner


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date: October 27, 2005

----------
*    All fees are computed daily and paid monthly.

                                   SCHEDULE C

                         COMPENSATION OF THE DISTRIBUTOR

1. BASIC DISTRIBUTION SERVICES. For providing the distribution entity and related infrastructure and platform, including requisite registrations and qualifications, premises, personnel, compliance, ordinary fund board meeting preparation, maintenance of selling agreements, clearance of advertising and sales literature with regulators, filing appropriate documentation for advisory representatives to qualify as registered representatives of the Distributor (provided that the Adviser is solely responsible for its representatives' meeting examination requirements) and their related registrations and fees, ordinary supervisory services, overhead, Financial Research Corporation's Mutual Fund Views on the News and Monitor publications, and return on investment, the Distributor shall receive an annual fee of $75,000.00, billed monthly.

2. SPECIAL DISTRIBUTION SERVICES. For special distribution services requested by the Trust, including, without limitation, those set forth on Schedule D to this Agreement, such as additional personnel, registrations, marketing services, printing and fulfillment, website services, proprietary distribution expertise for particular circumstances, and any other services in addition to the basic distribution services covered by Paragraph 1 above, the Distributor shall be reimbursed promptly upon invoicing its expenses for such services, including:
(a) all costs to support additional personnel; (b) regulatory fees including NASD CRD costs associated with marketing materials; and (c) printing, postage and fulfillment costs, and (d) amounts payable under additional agreements to which Distributor is a party.

3. SPECIAL CONDUIT SITUATIONS. If the Distribution Plan, or any other Fund plans of distribution under Rule 12b-1 that contemplate up front and/or recurring commission and/or service payments to broker dealers, retirement plan administrators or others by the Distributor with respect to back-end loads, level loads, or otherwise, unless expressly agreed otherwise in writing between the parties, all such payments shall be made to the Distributor, which shall act as a conduit for making such payments to such broker-dealers, retirement plan administrators or others.

4. OTHER PAYMENTS BY THE DISTRIBUTOR. If the Distributor is required to make any payments to third parties in respect of distribution, which payments are contemplated by the parties to the Distribution Agreement or otherwise arise in the ordinary course of business, the Distributor shall be promptly reimbursed for such payments upon invoicing them.

5. FEE ADJUSTMENTS. The fixed fees and other fees expressed as stated dollar amounts in this Schedule C and in this Agreement are subject to annual increases, as may be mutually agreed upon.

                                        AMERICAN PERFORMANCE FUNDS


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BISYS FUND SERVICES LIMITED PARTNERSHIP

                                        By: BISYS Fund Services, Inc.
                                            its General Partner


                                        By:
                                            ------------------------------------
                                        Name: Fred Naddaff
                                        Title: President

                                   SCHEDULE D

                     SPECIAL DISTRIBUTION SERVICES AND FEES

     SERVICES                                       FEES
     --------                                       ----
     1. WHOLESALING PERSONNEL SERVICES              WHOLESALING PERSONNEL SERVICES FEES

     Wholesaling Personnel may be external     For each individual constituting the
wholesalers and/or internal wholesalers.       Wholesaling Personnel employed by the
                                               Distributor pursuant to this Agreement, the
     Services include soliciting support of    Distributor shall receive annually an
the Funds with selling broker dealers;         amount equal to the sum of:
participating in promotional meetings,
presentations, conferences and other and       (i) all compensation paid annually by the
forums; identifying high potential personnel   Distributor to the employee; plus
of the Adviser and selling broker dealers;
and assisting with mail solicitations and      (ii) a management oversight fee equal to:
literature fulfillment.
                                                    (a)  if one to four Wholesaling
                                                         Personnel are employed, 30% of
                                                         the salary compensation and 5% of
                                                         the bonus or commission
                                                         compensation, or

                                                    (b)  if five or more Wholesaling
                                                         Personnel are employed, 25% of
                                                         the salary compensation and 5% of
                                                         the bonus or commission
                                                         compensation; plus

                                               (iii) 18% of the total compensation.

                                               In addition, the Distributor shall be
                                               reimbursed for all related costs to
                                               support, educate and train and maintain
                                               compliance oversight of Wholesaling
                                               Personnel and other personnel such as sales
                                               management personnel, (including time and
                                               expenses, continuing education, seminars,
                                               rent, supplies, phone, computers, firm
                                               element, license, registration)

                                               Upon any termination of Wholesaling
                                               Personnel at the request of the Funds or
                                               upon termination of this Agreement by the
                                               Funds for any reason other than cause, the
                                               Distributor will be reimbursed its
                                               severance costs with respect to such
                                               terminated Wholesaling Personnel; provided
                                               that the Distributor shall consult with the
                                               Trust (or if directed by the Trust, the
                                               Adviser) and give the Trust (or the
                                               Adviser) the opportunity to pay additional
                                               amounts to the Distributor so as to allow
                                               the Distributor to increase the severance
                                               payments the Distributor would otherwise
                                               have made to such Wholesaling Personnel.

     2. MARKETING AND RELATED SERVICES         MARKETING AND RELATED SERVICES FEES

     Marketing Execution: services include

identification and development of              Marketing Execution: Quote available upon
appropriate marketing and communications       request.
programs, projects and other initiatives;
collaboration on initiating, researching,      Performance Reporting
developing, and delivering appropriate sales
and marketing materials; and management of          Monthly Reports
marketing and advertising projects.
                                                         Monthly Updating and Typesetting
     Performance Reporting: services include        -- $850 - $1,000 per sheet per month
creation of templates for monthly fact              (for an All-in-One style report)
sheets and quarterly fact sheets; populating
templates with performance data obtained
from third parties; and coordinating steps               Initial Design and Setup (1-time
needed for final printing and distribution.         charge) -- $500 per sheet
Quarterly Reports
                                                    Quarterly Reports
     Creative Communication and Editorial
Services: services include preparing drafts              Quarterly Updating and
of textual commentary and management                Typesetting -- $300 - $350 per Fund
discussion and analysis for annual; and             sheet per Share Class per quarter
semi-annual reports, including portfolio
manager interviews; providing creative                   Initial Design and Setup per
design and direction; and coordinating              Fund sheet (1-time charge) -- $500
production, including typesetting (initial          per Fund sheet
composition and changes to composition),
charts and ancillary items.                         Annual & Semi-Annual Reports

        Production Timing:                               Coordination:

-    No timing guarantees can be made for      -    $3,000 Initial Fee (includes
     completion of monthly and quarterly            Chairman's Letter and 1st Fund)
     fact sheets where any of the
     information needed to produce the         -    $500 for each additional Fund
     reports is generated by service
     providers other than the Distributor.               NOTE: The above charges do not
     However, a basic estimate of turnaround        include the typesetting, printing,
     time may be given based upon when the          shipping, fulfillment, Edgar filing or
     unit receives all necessary data in            quick-turnaround charges that may be
     good order. Under normal conditions,           incurred from the financial printer.
     the Performance Reporting unit expects         The above fees are for coordinating
     to make proofs ready for review (either        the project only.
     printed or electronic PDF format) by
     the 4th business day after the final      Creative Communication and Editorial
     piece of data is received. If             Services
     compliance review is necessary (e.g.,
     when Morningstar ratings data is used)    Quote available upon request.
     an additional 2 days may be required
     for review.

-    Printing turnaround (once the
     factsheets are signed-off by the
     client) is usually approximately 4-5
     calendar days with most jobs shipping
     by the 5th day.

If requested, final electronic PDF files may be generated and e-mailed on the day the job is signed-off on by the client. These PDFs may be distributed and printed as necessary until the final printed pieces arrive.

     3. FRC SERVICES                                FRC SERVICES FEES

     FRC's program components include:              Market Analytics Publications: Quote
                                               available upon request.
     -Market Analytics Publications
-Advanced Research Publications

-Analyst Support                               Advanced Research Publications:
-SME Direct Access
                                               -    Topic Briefs
     The Trust acknowledges that certain FRC
publications may be provided only to parties   -    FRC Focus (typical cost is around
that have entered into a written agreement          $1,500)
or addendum that sets forth the terms of use
of such publications and the associated fee.             White Papers - FRC Vision
The Trust will notify the Distributor               (typical cost is around $2,500)
whether the Trust or the Adviser or both
will enter into such an agreement or           -    Research Studies (costs vary, however
addendum. The Trust acknowledges that if            typically range between $3,500 and
only one of the Trust or the Adviser enters         $12,500)
into such agreement or addendum, the other
party will be prohibited from receiving or               Analyst Support: Quote available
using such publications.                            upon request

                                                         SME Direct Access: Quote
                                                    available upon request

                                                         Other FRC Fees:

                                               -    Client participation in funding FRC
                                                    Franchise Level program: $12,500

                                               -    All subsequent content and support
                                                    hours may be purchased at a 20%
                                                    discount from standard pricing.

Expenses Applicable to Basic Distribution Services, Special Conduit Situations, and Special Distribution Services

Except as expressly set forth above, actual out-of-pocket expenses incurred by Distributor in the performance of its services under this Agreement are not included in the above fees. Such actual out-of-pocket expenses may include, without limitation:

-    reasonable travel and entertainment costs;

- expenses incurred by the Distributor in qualifying, registering and maintaining the registration of the Distributor and each individual comprising Wholesaling Personnel as a registered representative of the Distributor under applicable federal and state laws and rules of the NASD, e.g., CRD fees and state fees;

-    sponsorships, Promotions, Sales Incentives;

- any and all compensation to be paid to a third party as paying agent for distribution activities (platform fees, finders fees, sub-TA fees, 12b-1 pass thru, commissions, etc.);

- costs and expenses incurred for telephone service, photocopying and office supplies;

-    advertising costs;

- costs for printing, paper stock and costs of other materials, electronic transmission, courier, talent utilized in sales materials (e.g. models), design output, photostats, photography, and illustrations;

- packaging, shipping, postage, and photocopies; and taxes that are paid or payable by the Distributor or its affiliates in connection with its services hereunder, other than taxes customarily and actually imposed upon the income that the Distributor receives hereunder.

                                        AMERICAN PERFORMANCE FUNDS


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BISYS FUND SERVICES LIMITED PARTNERSHIP

                                        By: BISYS Fund Services, Inc.
                                            its General Partner


                                        By:
                                            ------------------------------------
                                        Name: Fred Naddaff
                                        Title: President